                                                                     Exhibit 3.1

                                    FORM OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      NATIONWIDE FINANCIAL SERVICES, INC.

                        Pursuant to Sections 242 and 245
            of the General Corporation Law of the State of Delaware


     Nationwide Financial Services, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The name of the Corporation is Nationwide Financial Services, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 19, 1996.

     2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation of the Corporation. This Restated Certificate of Incorporation was proposed by the Board of Directors and duly adopted by the sole stockholder of the Corporation in the manner, and by the vote prescribed by, Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation, as so amended and restated is as follows:

     FIRST:  The name of the Corporation is Nationwide Financial Services, Inc.
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     SECOND:  The address of the registered office of the Corporation in the
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State of Delaware is 1209 Orange Street, in the City of Wilmington, County of
New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
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activity for which a corporation may be organized under the General Corporation
Law of the State of Delaware as the same exists or may hereafter be amended (the "DGCL").

     FOURTH:  A.  Authorized Shares.  The total number of shares of stock that
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the Corporation shall have the authority to issue is 0 shares consisting of 0 shares of Class A Common Stock with no par value per share (the "Class A Common Stock"), 0 shares of Class B Common Stock with no par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 0 shares of Preferred Stock with no par value per share (the "Preferred Stock"). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock then outstanding) by the affirmative vote of a majority of the aggregate voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together without regard to class.

     Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of common stock, no par value per share, of the Corporation outstanding as of the close of business on the day prior to the date of such filing shall be reclassified on a basis of one share of Class B Common Stock for each share of such common stock outstanding and, accordingly, each share of such common stock outstanding as of the close of business on the day prior to the date of such filing shall, without further action by the Corporation or any stockholder, be deemed to represent one share of Class B Common Stock.

     B.  Ranking.  The powers, preferences and rights of the Class A Common
         -------
Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation.

     C.  Voting.  Except as otherwise required by law or in this Restated
         ------
Certificate of Incorporation, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of the Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together without regard to class, and every holder of the Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of the Class A Common Stock standing in such holder's name, and every holder of the Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name.

     D.  Amendments Affecting Stock.  So long as any shares of Class A Common
         --------------------------
Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Class A Common Stock voting as a single class, (i) amend, alter or repeal any provision of Sections B through K of this Article FOURTH so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock or (ii) take any other action upon which class voting is required by law.

     E.  Dividends; Changes in Stock.  No dividend or distribution may be
         ---------------------------
declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are
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payable in shares of Class A Common Stock or Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of the Class A Common Stock shall be proportionately subdivided or combined, as the case may be. Similarly, if the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

     F.  Optional Conversion. (i)  Each share of Class B Common Stock shall be
         -------------------
convertible at any time, at the option of the holder thereof into one share of Class A Common Stock, subject to adjustment as provided in paragraph (iv) of this Section F and subject to the conditions and limitations described below and in the manner described below.

     (ii) In order to convert shares of Class B Common Stock into Class A Common Stock pursuant to this Section F, the holder thereof shall surrender to the Corporation the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation that the holder elects to convert such shares. Such notice shall be dated and received by the Corporation at least one business day prior to the date fixed for conversion and shall state (a) the number of shares of Class B Common Stock to be converted, (b) the date fixed for conversion, (c) the denominations in which the shares of Class A Common Stock issuable upon such conversion are to be issued, (d) the name in which the shares of Class A Common Stock are to be registered, if different from the registered holder of the Class B Common Stock being converted, and (e) the name and address of the registered holder requesting such conversion.

     (iii) Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver a certificate or certificates for the number of shares of Class A Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

     (iv) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a subdivision or combination described in Section E or pursuant to a merger or consolidation referred to in
Section I), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amounts of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such reorganization or reclassification in respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common

Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

     (v) Upon any event described in paragraph (iv) above, the Corporation shall promptly mail to each holder of Class B Common Stock a notice that shall describe such event and the change in the number of shares or other assets or securities issuable upon the conversion of Class B Common Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (vi) The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

     G.  Automatic Conversion. (i) At any time after the initial issuance of
         --------------------
shares of Class A Common Stock, if the number of shares of Class B Common Stock that are issued and outstanding falls below 5% of the total number of shares of Common Stock that are issued and outstanding, then, immediately upon the occurrence of such event, each outstanding share of Class B Common Stock shall be converted into a share of Class A Common Stock and each right, option, warrant or other security convertible into or exchangeable for shares of Class B Common Stock shall be automatically converted into a right, option, warrant or other security convertible into or exchangeable for shares of Class A Common Stock, in each case, without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock or the rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be deemed to represent shares of Class A Common Stock or rights, options, warrants or securities convertible into or exchangeable for shares of Class A Common Stock, as the case may be.

      (ii) Upon any issuance by the Corporation, or any sale or other transfer (whether or not for value) by a stockholder of the Corporation, of shares of Class B Common Stock, of rights, options or warrants to purchase Class B Common Stock or of securities convertible into or exchangeable for shares of Class B Common Stock to any person or persons other than a member of the Nationwide Insurance Enterprise (as defined in Article SEVENTH hereof), including, without limitation, pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933, as amended, and a sale pursuant to Rule 144 under the Securities Act of 1933, as amended, or any similar rule then in force), such shares shall automatically convert into an equal number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally), and such rights, options, warrants or convertible or exchangeable securities shall automatically convert into rights, options or warrants to purchase Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock (otherwise with terms identical to the rights, options, warrants or convertible or exchangeable securities that so automatically convert), in each case, without any further action on the part of the Corporation or any other person, and the certificates representing such shares, rights, options, warrants or convertible or exchangeable securities shall be deemed to represent shares of Class A Common Stock, rights, options or warrants to purchase shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, as the case may be. For purposes of this Section G: (a) a "person" shall mean a corporation, a trust, a limited liability company, an association, a partnership, a joint venture, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency and; (b) the term "transfer" shall not include a bona fide pledge of shares of Class B Common Stock; provided, however, that any execution, levy, exercise of rights or other
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enforcement by the pledgee pursuant to such pledge shall be considered a transfer.

     H.  Liquidation.  Shares of Class B Common Stock shall rank pari passu with
         -----------                                             ---- -----
the Class A Common Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation.

     I.  Merger or Consolidation.  In the event of a merger or consolidation of
         -----------------------
the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of such other class of stock.

     J.  Status of Converted Stock.  Any shares of Class B Common Stock that
         -------------------------
shall have been converted into Class A Common Stock at any time pursuant to the provisions of Section F or Section G of this Article FOURTH shall, after such conversion, be cancelled and shall not be reissued.

     K.  Reservation.  The Corporation shall at all times reserve and keep
         -----------
available, free from pre-emptive rights, out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

     L.  Preferred Stock.  The Corporation may issue Preferred Stock from time
         ---------------
to time in one or more series or classes as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series or class to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to its authority to do so, which authority is hereby granted to the Board of Directors.

     FIFTH:  A.  Board of Directors.  The business and affairs of the
     -----       ------------------
Corporation shall be managed by or under the direction of a Board of Directors, the number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors that the Corporation would have if there were no vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     B.  Removal of Directors Solely for Cause.  No director may be removed from
         -------------------------------------
office except for cause and only by the affirmative vote of the holders of a majority of the combined voting power of all outstanding shares of stock then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

     SIXTH:  The books and records of the Corporation may be kept (subject to
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any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

     SEVENTH:   A.  Purpose.  In anticipation that the Corporation will cease to
     -------        -------
be a wholly owned subsidiary of Nationwide Corporation, but that Nationwide Corporation will remain a stockholder of the Corporation, and in light of the fact that the Corporation and one or more members of the Nationwide Insurance Enterprise may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with members of the Nationwide Insurance Enterprise (including service of officers and directors of members of the Nationwide Insurance Enterprise as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article SEVENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve members of the Nationwide Insurance Enterprise and their officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     B.  Conduct of Similar Business Activities; Corporate Opportunities.
         ---------------------------------------------------------------
Except as Nationwide Mutual (as hereinafter defined) (or its successor or assign) may otherwise agree in writing:

     (i) no member of the Nationwide Insurance Enterprise shall have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation; and

     (ii) no member of the Nationwide Insurance Enterprise, nor any director, officer, employee or agent of any member of the Nationwide Insurance Enterprise (except as provided below), shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of such member's or of such person's participation therein.

In the event that any member of the Nationwide Insurance Enterprise acquires knowledge of a potential transaction or matter that may be a corporate opportunity both for a member of the Nationwide Insurance Enterprise and the Corporation, no member of the Nationwide Insurance Enterprise shall have any duty to communicate or offer such corporate opportunity to the Corporation, nor shall any such member be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that any member of the Nationwide Insurance Enterprise pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

     C.  Liability of Directors, Officers and Employees With Respect to
         --------------------------------------------------------------
Corporate Opportunities.  In the event that a director, officer, employee or
-----------------------
agent of the Corporation who is also a director, officer, employee or agent of any member of the Nationwide Insurance Enterprise acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation or any member of the Nationwide Insurance Enterprise (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer, employee or agent of the Corporation), such director, officer, employee or agent shall be entitled to offer such corporate opportunity to the Corporation or such member of the Nationwide Insurance Enterprise as such director, officer or employee deems appropriate under the circumstances in his sole discretion, and no such director, officer, employee or agent shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer, employee or agent offered such corporate opportunity to such member of the National Insurance Enterprise (rather than to the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) such member of the Nationwide Insurance Enterprise pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

     D.  Notice.  Any person purchasing or otherwise acquiring any interest in
         ------
any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article SEVENTH.

     E.  Certain Definitions.  For purposes of this Article SEVENTH  and Article
         -------------------
EIGHTH hereof only, the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power or similar voting interests, (ii) the term "Nationwide Mutual" shall mean Nationwide Mutual Insurance Company, an Ohio mutual insurance company, and (iii) the term "Nationwide Insurance Enterprise" shall mean, collectively, Nationwide Mutual and its subsidiaries and affiliates (other than the Corporation).

     F.  Termination of Corporate Opportunities Provisions.   Notwithstanding
         -------------------------------------------------
anything in this Restated Certificate of Incorporation to the contrary, the foregoing provisions of this Article SEVENTH shall terminate on the date (the "Expiration Date") that the members of the Nationwide Insurance Enterprise cease to beneficially own (directly or indirectly) in the aggregate Common Stock representing at least 50% of the voting power of the outstanding shares of Common Stock. Neither the alteration, amendment, termination or repeal of this Article SEVENTH nor the adoption of any provision inconsistent with this Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such alteration, amendment, termination, repeal or adoption.

     G.  General.  The provisions of this Article SEVENTH are in addition to the
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provisions of Article EIGHTH and Article ELEVENTH hereof.

     EIGHTH:  A.  Participation of Interested Officers and Directors.  No
     ------       --------------------------------------------------
contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and any member of the Nationwide Insurance Enterprise or any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation, any member of the Nationwide Insurance Enterprise or any Related Entity, shall be void or voidable solely for the reason that any member of the Nationwide Insurance Enterprise or any Related Entity or any one or more of the officers or directors of the Corporation, any member of the Nationwide Insurance Enterprise or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors of the Corporation or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his, her or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Restated Certificate of Incorporation, the Bylaws of the Corporation, the DGCL and other applicable law. For purposes of this Article EIGHTH, the term "Related Entities" means one or more directors of the Corporation, or one or more corporations, partnerships, associations or other organizations in which one or more of the directors of the Corporation have a direct or indirect financial interest.

     B.  Quorum.  Directors of the Corporation who are also directors or
         ------
officers of any member of the Nationwide Insurance Enterprise or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or of a committee thereof that authorizes or approves any contract, agreement, arrangement or transaction described in this Article EIGHTH (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by any member of the Nationwide Insurance Enterprise and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any contract, agreement, arrangement or transaction described in this Article EIGHTH (or amendment, modification or termination thereof).

     C.  No Liability for Breach of Fiduciary Duties.  Neither any member of the
         -------------------------------------------
Nationwide Insurance Enterprise nor any officer or director thereof nor any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that any member of the Nationwide Insurance Enterprise or an officer or director thereof or such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between any member of the Nationwide Insurance Enterprise or such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of any member of the Nationwide Insurance Enterprise or such Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of such member of the Nationwide Insurance Enterprise or such Related Entity for the purpose of any such agreement or contract.

     D.  Notice.  Any person or entity purchasing or otherwise acquiring any
         ------
interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

     E.  Transactions with the Corporation.  For purposes of this Article
         ---------------------------------
EIGHTH, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

     F.  Termination of Participation of Interested Officers and Directors
         -----------------------------------------------------------------
Provisions. Notwithstanding anything in this Restated Certificate of
----------
Incorporation to the contrary, the foregoing provisions of this Article EIGHTH shall terminate on the Expiration Date. Neither the alteration, amendment, termination or repeal of this Article EIGHTH nor to adoption of any provision inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, termination, repeal or adoption.

     G.  General.  The provisions of this Article EIGHTH are in addition to the
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provisions of Article SEVENTH and Article TWELFTH hereof.

     NINTH:  Following the consummation of an initial public offering of Common
     -----
Stock or any transaction or event as a result of which any Common Stock is listed on a national securities exchange or registered under Section 12 of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board, the Chairman and Chief Executive Officer -- Nationwide Insurance Enterprise (or any successor title) or the President and Chief Operating Officer of the Corporation and (ii) shall be called by the Secretary of the Corporation at the request in writing of a majority of the members of the Board of Directors.

     TENTH:  In furtherance and not in limitation of the powers conferred upon
     -----
it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, alter, amend, terminate or repeal the Corporation's Bylaws. The affirmative vote of at least 66-2/3% of the entire Board of Directors shall be required to adopt, alter, amend, terminate or repeal the Corporation's
Bylaws.

     ELEVENTH:  The provisions of Articles FIFTH, NINTH, TENTH and ELEVENTH
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hereof and Article II, Section 11 of the Corporation's Bylaws may only be altered, amended, terminated or repealed, or a provision adopted inconsistent with the purpose and intent

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

of the provisions of such Articles, by the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares entitled to vote at an election of directors.

     TWELFTH:  No director or officer of the Corporation shall be liable to the
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Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit.

     THIRTEENTH:  Except as provided in Articles FOURTH and ELEVENTH of this
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Restated Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights of stockholders shall be subject to this reservation.

     THE UNDERSIGNED, being the Secretary of the Corporation, does hereby certify that the Corporation has restated its Certificate of Incorporation as set forth above, does hereby certify that such restatement has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and does hereby make and file this Restated Certificate of Incorporation.

Dated:                              , 1997

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